UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 19, 2012

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Wessex House – 2nd Floor 45 Reid Street PO Box HM 845 Hamilton HM DX, Bermuda		Not Applicable

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 441-295-0006

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS.

On September 20, 2012, the registrant announced the appointments of John J. Amore and Dominic J. Addesso to its Board of Directors effective September 19, 2012.  A copy of the press release announcing the appointments is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Mr. Amore, age 64, served as Chief Executive Officer of the General Insurance division of Zurich Financial Services and also served as a member of Zurich’s Group Executive Committee, until his retirement in 2010. Mr. Amore joined Zurich in 1992 and was named President of Zurich American Specialties business in 1994. In 2000, he assumed the leadership role of Chief Executive Officer of the entire U.S. region. In 2001, Mr. Amore was appointed to the Group Executive Committee and he became Chief Executive Officer of Zurich’s North America Corporate business division. Prior to joining Zurich, Mr. Amore was vice chairman of the Commerce and Industry Insurance Company, a member of American International Group (AIG).

Mr. Amore is currently a consultant to Zurich Financial Services and is a Delegate of the Board for the Geneva Association. From 2008 to 2010, he served on the U.S. Chamber of Commerce’s board of directors; and from 2001 to 2008, Mr. Amore was a member of the board of the American Insurance Association. John Amore graduated with a Bachelor's Degree in Management from Embry-Riddle Aeronautical University and with an MBA in Finance from New York University.

Mr. Amore has been named to the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

Upon his appointment to the Board of Directors, Mr. Amore received 1,362 restricted shares of the registrant and 454 options to purchase the registrant’s common shares at an exercise price of $110.13.

Mr. Addesso, age 59, serves as President of Everest Re Group. In July 2012, it was announced that Mr. Addesso will succeed Mr. Taranto as Chief Executive Officer of the Company upon his retirement at the end of 2013. Mr. Addesso joined Everest in 2009 as Executive Vice President and Chief Financial Officer and was appointed President in June 2011. Prior to joining the Company, he had been with Munich Re America where he held the position of President of its Regional Clients division, responsible for operational and underwriting management. Mr. Addesso had joined Munich Re America in 1997 from Selective Insurance Group, where he spent 19 years in a number of senior leadership positions, including that of Chief Financial Officer. Mr. Addesso started his career with KPMG after graduating with a Bachelor of Arts degree in Accounting from the University of Notre Dame and holds memberships in the American Institute of CPAs and the New Jersey Society of CPAs.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

	Exhibit No.	Description

	99.1	News Release of the registrant
dated September 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP, LTD.

By:	/S/ KEITH T. SHOEMAKER
Keith T. Shoemaker
Comptroller
(Principal Accounting Officer)

Dated:  September 21, 2012

EXHIBIT INDEX

Exhibit
Number	Description of Document	Page No.

99.1	News Release of the registrant,
	Dated September 20, 2012	5